UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 5, 2013

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2013, Mr. Carl W. Neun informed the Board of Directors of Planar Systems, Inc. (the “Company”) that he elected not to stand for re-election as a Company director due to his desire to retire from service as a Company director at the end of his current term expiring at the 2014 Annual Meeting of Shareholders.

Item 8.01	Other Events.

The 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company will be held on Wednesday, February 26, 2014, at 1195 NW Compton Drive, Beaverton, Oregon 97006. The Board of Directors has fixed January 3, 2014 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Any shareholder proposals must be received by the Company by 5:00 p.m., local time, on November 21, 2013 in order for such proposals to be included on the Company’s proxy statement. November 21, 2013 is the deadline set for shareholder proposals in the Company’s proxy statement for the 2013 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ STEPHEN M. GOING
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: November 12, 2013